Exhibit 99.1

Equinix Reports Fourth Quarter and Year End 2010 Results

  Reported 2010 annual revenues of $1,220.3 million, a 38% increase over the previous year
  Reported 2010 annual adjusted EBITDA of $544.8 million, a 33% increase over the previous year
  Reiterated 2011 annual guidance of revenues to be greater than $1,500.0 million and adjusted EBITDA to be greater than $675.0 million

REDWOOD CITY, Calif.--(BUSINESS WIRE)--February 9, 2011--Equinix, Inc. (Nasdaq:EQIX), a provider of global data center services, today reported quarterly and year-end results for the period ended December 31, 2010.

Revenues were $345.2 million for the fourth quarter, a 5% increase over the previous quarter and 42% over the same quarter last year. Revenues for the year ended December 31, 2010, were $1,220.3 million, a 38% increase over 2009 revenues. This result included $57.9 million in revenues from Switch and Data for the quarter and $153.0 million in revenues from Switch and Data for the year ended December 31, 2010. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $326.3 million for the fourth quarter, a 4% increase over the previous quarter and $1,160.4 million for the year ended December 31, 2010, a 38% increase over 2009. Non-recurring revenues were $18.9 million in the quarter and $59.9 million for the year ended December 31, 2010.

“Equinix delivered strong financial results in 2010, surpassing $1 billion in annual revenues and expanding our global reach to 11 countries and 35 global markets,” said Steve Smith, CEO and President of Equinix. “With our focus on ecosystems, critical mass of customers, operational reliability and global footprint, Equinix is uniquely positioned to capture the strong demand for our services in 2011.”

Cost of revenues were $193.6 million for the fourth quarter, a 4% increase from the previous quarter, and $674.7 million for the year ended December 31, 2010, a 40% increase over 2009. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $68.1 million for the fourth quarter and $243.7 million for the year, were $125.5 million for the fourth quarter, a 8% increase over the previous quarter, and $431.0 million for the year ended December 31, 2010, a 37% increase over 2009. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 64%, down from 65% for both the previous quarter and the same quarter last year. Cash gross margins were 65% for the full year of 2010, up from 64% for the prior year.

Selling, general and administrative expenses were $96.3 million for the fourth quarter, a 7% increase over the previous quarter and $331.9 million for the year ended December 31, 2010, a 52% increase over 2009. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $25.5 million for the fourth quarter and $87.4 million for the year, were $70.8 million for the fourth quarter, a 5% increase over the previous quarter, and $244.5 million for 2010, a 53% increase over 2009.

Restructuring charges were $0.5 million for the fourth quarter and $6.7 million for the year ended December 31, 2010, which were primarily related to both Switch and Data and an excess space lease in the New York metro area. Acquisition costs were $0.4 million for the fourth quarter and $12.3 million for the year ended December 31, 2010, which were primarily related to Switch and Data.

Interest expense was $38.8 million for the fourth quarter, flat over last quarter, and $140.5 million for the year ended December 31, 2010, an 89% increase over 2009. The Company recorded a loss on debt extinguishment of $5.4 million for the fourth quarter and a loss on debt extinguishment and interest rate swaps, net, of $10.2 million for the year ended December 31, 2010. The Company had no such debt extinguishment activity during 2009. The Company recorded an income tax benefit of $2.8 million for the fourth quarter as compared to income tax expense of $4.6 million in the prior quarter and income tax expense of $13.0 million for the year ended December 31, 2010 as compared to income tax expense of $39.6 million in the prior year.

Net income for the fourth quarter was $13.8 million. This represents a basic net income per share of $0.30 and diluted net income per share of $0.29 based on a weighted average share count of 46.1 million and 46.9 million, respectively, for the fourth quarter of 2010. Net income for the year ended December 31, 2010 was $36.9 million. This represents a basic net income per share of $0.84 and diluted net income per share of $0.82 based on a weighted share count of 43.7 million and 44.8 million, respectively, for the year ended December 31, 2010.

Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs for the fourth quarter was $148.9 million, an increase of 2% over the previous quarter and $544.8 million for the year ended December 31, 2010, a 33% increase over 2009.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the fourth quarter were $143.4 million, of which $111.0 million was attributed to expansion capital expenditures and $32.4 million was attributed to ongoing capital expenditures. In addition, the Company purchased two buildings in Amsterdam for cash in December 2010 totaling $14.9 million. Capital expenditures for the year ended December 31, 2010 were $579.4 million, of which $464.8 million was attributed to expansion capital expenditures and $114.6 million was attributed to ongoing capital expenditures.

The Company generated cash from operating activities of $122.9 million for the fourth quarter as compared to $113.3 million in the previous quarter. Cash generated from operating activities for the year ended December 31, 2010 was $392.9 million as compared to $355.5 million in the previous year. Cash provided by investing activities was $17.5 million in the fourth quarter as compared to cash used in investing activities of $259.5 million in the previous quarter. Cash used in investing activities for the year was $601.0 million as compared to $558.2 million in the previous year. Cash used in financing activities was $86.0 million for the fourth quarter, which was primarily related to the repayment of the Ashburn mortgage, and cash provided by financing activities was $309.7 million for the year ended December 31, 2010.

As of December 31, 2010, the Company’s cash, cash equivalents and investments were $592.8 million, as compared to $604.4 million as of December 31, 2009.

Company Metrics and Q4 Results Presentation

  A presentation to accompany Equinix’s Q4 Results conference call, as well as the Company’s Non-Financial Metrics tracking sheet, will be available on the Investors section of Equinix’s web site at www.equinix.com/investors

Business Outlook

For the first quarter of 2011, the Company expects revenues to be in the range of $354.0 to $356.0 million. Cash gross margins are expected to be approximately 64%. Cash selling, general and administrative expenses are expected to be approximately $75.0 million. Adjusted EBITDA is expected to be between $151.0 and $153.0 million. Capital expenditures are expected to be approximately $185.0 million, comprised of approximately $25.0 million of ongoing capital expenditures and $160.0 million of expansion capital expenditures.

For the full year of 2011, total revenues are expected to be greater than $1,500.0 million. Total year cash gross margins are expected to be 65%. Cash selling, general and administrative expenses are expected to be approximately $300.0 million. Adjusted EBITDA for the year is expected to be greater than $675.0 million. Capital expenditures for 2011 are expected to be in the range of $400.0 and $500.0 million, comprised of approximately $100.0 million of ongoing capital expenditures and $300.0 to $400.0 million for expansion capital expenditures.

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, February 9, 2011, at 5:30 p.m. ET (2:30 p.m. PT). A presentation to accompany the call will be available on the Company’s website at www.equinix.com/investors. To hear the conference call live, please dial 210-234-8004 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will also be available at www.equinix.com/investors.

A replay of the call will be available beginning on Wednesday, February 9, 2011 at 7:30 p.m. (ET) through March 10, 2011 by dialing 203-369-1420 and referencing the passcode (2011). In addition, the webcast will be available on the Company's web site at www.equinix.com/investors. No password is required for the webcast.

About Equinix

Equinix, Inc. (Nasdaq:EQIX) connects businesses with partners and customers around the world through a global platform of high performance data centers, containing dynamic ecosystems and the broadest choice of networks. More than 3,100 enterprises, cloud, digital content and financial companies connect to more than 625 network service providers and rely on Platform Equinix to grow their business, improve application performance and protect their vital digital assets. Equinix operates in 35 strategic markets across North America, Europe and Asia-Pacific and continually invests in expanding its platform to power customer growth.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

Recurring revenues	$326,338	$314,727	$231,465	$1,160,418	$841,849
Non-recurring revenues	18,906	15,620	11,087	59,916	40,660
Revenues	345,244	330,347	242,552	1,220,334	882,509

Cost of revenues	193,559	185,476	127,074	674,667	483,420
Gross profit	151,685	144,871	115,478	545,667	399,089

Operating expenses:
Sales and marketing	31,518	31,205	17,269	111,104	63,584
General and administrative	64,820	58,640	43,647	220,781	155,324
Restructuring charges	491	1,886	-	6,734	(6,053)
Acquisition costs	380	1,114	3,776	12,337	5,155
Total operating expenses	97,209	92,845	64,692	350,956	218,010

Income from operations	54,476	52,026	50,786	194,711	181,079

Interest and other income (expense):
Interest income	208	310	435	1,515	2,384
Interest expense	(38,822)	(38,363)	(22,613)	(140,475)	(74,232)
Other-than-temporary impairment recovery (loss) on investments	-	206	97	3,626	(2,590)
Loss on debt extinguishment and interest rate swaps, net	(5,356)	-	-	(10,187)	-
Other income (expense)	497	1,654	(1,288)	690	2,387
Total interest and other, net	(43,473)	(36,193)	(23,369)	(144,831)	(72,051)

Income before income taxes	11,003	15,833	27,417	49,880	109,028

Income tax benefit (expense)	2,757	(4,637)	(9,695)	(12,999)	(39,597)

Net income	$13,760	$11,196	$17,722	$36,881	$69,431

Net income per share:

Basic net income per share	$0.30	$0.24	$0.45	$0.84	$1.80

Diluted net income per share	$0.29	$0.24	$0.44	$0.82	$1.75

Shares used in computing basic net income per share	46,059	45,745	39,136	43,742	38,488

Shares used in computing diluted net income per share	46,871	46,735	40,498	44,810	39,676

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2010	2010	2009	2010	2009

Recurring revenues		$326,338	$314,727	$231,465	$1,160,418	$841,849
Non-recurring revenues		18,906	15,620	11,087	59,916	40,660
	Revenues (1)	345,244	330,347	242,552	1,220,334	882,509

Cash cost of revenues (2)		125,456	116,602	85,533	431,034	314,580
	Cash gross profit (3)	219,788	213,745	157,019	789,300	567,929

Cash operating expenses (4):
	Cash sales and marketing expenses(5)	25,523	24,171	13,238	87,037	47,875
	Cash general and administrative expenses (6)	45,318	43,113	32,121	157,428	111,446
	Total cash operating expenses (7)	70,841	67,284	45,359	244,465	159,321

Adjusted EBITDA (8)		$148,947	$146,461	$111,660	$544,835	$408,608

Cash gross margins (9)		64%	65%	65%	65%	64%

Adjusted EBITDA margins (10)		43%	44%	46%	45%	46%

Adjusted EBITDA flow-through rate (11)		17%	42%	38%	40%	65%

(1)	The geographic split of our revenues on a services basis is presented below:

	North America Revenues:

	Colocation	$166,477	$164,653	$115,695	$598,631	$424,083
	Interconnection	44,443	42,102	23,048	145,381	89,014
	Managed infrastructure	779	821	541	2,885	2,161
	Rental	642	520	120	1,751	522
	Recurring revenues	212,341	208,096	139,404	748,648	515,780
	Non-recurring revenues	8,307	7,229	5,111	27,527	19,709
	Revenues	220,648	215,325	144,515	776,175	535,489

	Europe Revenues:

	Colocation	64,439	60,970	54,599	235,749	192,677
	Interconnection	2,607	2,305	2,017	8,861	6,974
	Managed infrastructure	3,002	2,734	3,147	11,240	12,415
	Rental	134	270	173	720	569
	Recurring revenues	70,182	66,279	59,936	256,570	212,635
	Non-recurring revenues	8,569	6,515	4,538	25,223	15,501
	Revenues	78,751	72,794	64,474	281,793	228,136

	Asia-Pacific Revenues:

	Colocation	34,546	31,672	25,074	122,056	88,100
	Interconnection	4,948	4,430	3,263	16,767	10,906
	Managed infrastructure	4,321	4,250	3,788	16,377	14,428
	Recurring revenues	43,815	40,352	32,125	155,200	113,434
	Non-recurring revenues	2,030	1,876	1,438	7,166	5,450
	Revenues	45,845	42,228	33,563	162,366	118,884

	Worldwide Revenues:

	Colocation	265,462	257,295	195,368	956,436	704,860
	Interconnection	51,998	48,837	28,328	171,009	106,894
	Managed infrastructure	8,102	7,805	7,476	30,502	29,004
	Rental	776	790	293	2,471	1,091
	Recurring revenues	326,338	314,727	231,465	1,160,418	841,849
	Non-recurring revenues	18,906	15,620	11,087	59,916	40,660
	Revenues	$345,244	$330,347	$242,552	$1,220,334	$882,509

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$193,559	$185,476	$127,074	$674,667	$483,420
	Depreciation, amortization and accretion expense	(66,978)	(67,255)	(40,072)	(237,551)	(162,932)
	Stock-based compensation expense	(1,125)	(1,619)	(1,469)	(6,082)	(5,908)
	Cash cost of revenues	$125,456	$116,602	$85,533	$431,034	$314,580

	The geographic split of our cash cost of revenues is presented below:

	North America cash cost of revenues	$72,651	$71,879	$42,713	$249,898	$164,491
	Europe cash cost of revenues	34,808	29,373	30,142	121,777	106,452
	Asia-Pacific cash cost of revenues	17,997	15,350	12,678	59,359	43,637
	Cash cost of revenues	$125,456	$116,602	$85,533	$431,034	$314,580

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$31,518	$31,205	$17,269	$111,104	$63,584
	Depreciation and amortization expense	(3,645)	(3,407)	(1,401)	(11,401)	(5,380)
	Stock-based compensation expense	(2,350)	(3,627)	(2,630)	(12,666)	(10,329)
	Cash sales and marketing expenses	$25,523	$24,171	$13,238	$87,037	$47,875

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$64,820	$58,640	$43,647	$220,781	$155,324
	Depreciation and amortization expense	(5,508)	(3,823)	(1,599)	(14,612)	(7,059)
	Stock-based compensation expense	(13,994)	(11,704)	(9,927)	(48,741)	(36,819)
	Cash general and administrative expenses	$45,318	$43,113	$32,121	$157,428	$111,446

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$25,523	$24,171	$13,238	$87,037	$47,875
	Cash general and administrative expenses	45,318	43,113	32,121	157,428	111,446
	Cash SG&A	$70,841	$67,284	$45,359	$244,465	$159,321

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	North America cash SG&A	$45,469	$45,499	$26,308	$162,554	$98,503
	Europe cash SG&A	16,212	14,365	12,773	54,334	39,831
	Asia-Pacific cash SG&A	9,160	7,420	6,278	27,577	20,987
	Cash SG&A	$70,841	$67,284	$45,359	$244,465	$159,321

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from operations	$54,476	$52,026	$50,786	$194,711	$181,079
	Depreciation, amortization and accretion expense	76,131	74,485	43,072	263,564	175,371
	Stock-based compensation expense	17,469	16,950	14,026	67,489	53,056
	Restructuring charges	491	1,886	-	6,734	(6,053)
	Acquisition costs	380	1,114	3,776	12,337	5,155
	Adjusted EBITDA	$148,947	$146,461	$111,660	$544,835	$408,608

	The geographic split of our adjusted EBITDA is presented below:

	North America income from operations	$37,067	$31,921	$33,908	$121,118	$128,168
	North America depreciation, amortization and accretion expense	51,448	51,108	27,056	173,811	106,207
	North America stock-based compensation expense	13,620	12,683	10,759	50,966	40,082
	North America restructuring charges	491	1,886	-	6,734	(6,053)
	North America acquisition costs	(98)	349	3,771	11,094	4,091
	North America adjusted EBITDA	102,528	97,947	75,494	363,723	272,495

	Europe income from operations	8,678	10,258	10,794	34,929	31,202
	Europe depreciation, amortization and accretion expense	16,539	15,531	9,293	60,291	43,744
	Europe stock-based compensation expense	2,214	2,502	1,467	9,397	5,843
	Europe acquisition costs	300	765	5	1,065	1,064
	Europe adjusted EBITDA	27,731	29,056	21,559	105,682	81,853

	Asia-Pacific income from operations	8,731	9,847	6,084	38,664	21,709
	Asia-Pacific depreciation, amortization and accretion expense	8,144	7,846	6,723	29,462	25,420
	Asia-Pacific stock-based compensation expense	1,635	1,765	1,800	7,126	7,131
	Asia-Pacific acquisition costs	178	-	-	178	-
	Asia-Pacific adjusted EBITDA	18,688	19,458	14,607	75,430	54,260

	Adjusted EBITDA	$148,947	$146,461	$111,660	$544,835	$408,608

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	North America cash gross margins	67%	67%	70%	68%	69%

	Europe cash gross margins	56%	60%	53%	57%	53%

	Asia-Pacific cash gross margins	61%	64%	62%	63%	63%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	North America adjusted EBITDA margins	46%	45%	52%	47%	51%

	Europe adjusted EBITDA margins	35%	40%	33%	38%	36%

	Asia-Pacific adjusted EBITDA margins	41%	46%	44%	46%	46%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$148,947	$146,461	$111,660	$544,835	$408,608
	Less adjusted EBITDA - prior period	(146,461)	(132,155)	(106,036)	(408,608)	(292,476)
	Adjusted EBITDA growth	$2,486	$14,306	$5,624	$136,227	$116,132

	Revenues - current period	$345,244	$330,347	$242,552	$1,220,334	$882,509
	Less revenues - prior period	(330,347)	(296,094)	(227,558)	(882,509)	(704,680)
	Revenue growth	$14,897	$34,253	$14,994	$337,825	$177,829

	Adjusted EBITDA flow-through rate	17%	42%	38%	40%	65%

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	December 31,	December 31,
	2010	2009

Cash and cash equivalents	$442,841	$346,056
Short-term investments	147,192	248,508
Accounts receivable, net	116,358	64,767
Other current assets	71,657	68,556
Total current assets	778,048	727,887
Long-term investments	2,806	9,803
Property, plant and equipment, net	2,650,953	1,808,115
Goodwill	774,365	381,050
Intangible assets, net	150,945	51,015
Other assets	90,892	60,280
Total assets	$4,448,009	$3,038,150

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$145,854	$99,053
Accrued property and equipment	91,667	109,876
Current portion of capital lease and other financing obligations	7,988	6,452
Current portion of mortgage and loans payable	19,978	58,912
Other current liabilities	52,628	41,166
Total current liabilities	318,115	315,459
Capital lease and other financing obligations, less current portion	253,945	154,577
Mortgage and loans payable, less current portion	100,337	371,322
Senior notes	750,000	-
Convertible debt	916,337	893,706
Other liabilities	228,760	120,603
Total liabilities	2,567,494	1,855,667

Common stock	46	39
Additional paid-in capital	2,341,586	1,665,662
Accumulated other comprehensive loss	(112,018)	(97,238)
Accumulated deficit	(349,099)	(385,980)
Total stockholders' equity	1,880,515	1,182,483

Total liabilities and stockholders' equity	$4,448,009	$3,038,150

Ending headcount by geographic region is as follows:

North America headcount	1,156	718
Europe headcount	482	347
Asia-pacific headcount	283	236
Total headcount	1,921	1,301

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	December 31,	December 31,
	2010	2009

Capital lease and other financing obligations	$261,933	$161,029

Chicago IBX financing	-	109,991
Mortgage payable	-	91,756
European financing	-	130,058
Netherlands financing	-	9,311
Asia-Pacific financing	-	64,559
Singapore financing	-	24,559
New Asia-Pacific financing	120,315	-
Total mortgage and loans payable	120,315	430,234

Senior notes	750,000	-

Convertible debt, net of debt discount	916,337	893,706
Plus debt discount	103,399	126,030
Total convertible debt principal	1,019,736	1,019,736

Total debt outstanding	$2,151,984	$1,610,999

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$13,760	$11,196	$17,722	$36,881	$69,431
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	76,131	74,485	43,072	263,564	175,371
Stock-based compensation	17,469	16,950	14,026	67,489	53,056
Debt issuance costs and debt discount	8,512	7,160	6,581	27,915	18,791
Loss on debt extinguishment and interest rate swaps	5,356	-	-	10,187	-
Restructuring charges	491	1,886	-	6,734	(6,053)
Other reconciling items	1,888	894	184	4,050	3,453
Changes in operating assets and liabilities:
Accounts receivable	(1,400)	(6,729)	2,300	(39,886)	2,277
Deferred tax assets, net	(1,611)	3,442	7,231	6,110	27,981
Accounts payable and accrued expenses	14,316	(3,013)	(4,876)	30,363	22,762
Other assets and liabilities	(12,021)	6,992	(3,730)	(20,535)	(11,577)
Net cash provided by operating activities	122,891	113,263	82,510	392,872	355,492
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	176,172	(115,554)	85,924	107,916	(172,658)
Purchase of Switch and Data, less cash acquired	-	-	-	(113,289)	-
Purchase of Upminster, less cash acquired	-	-	-	-	(28,176)
Purchase of Amsterdam IBX property	(14,861)	-	-	(14,861)	-
Purchases of property and equipment	(143,351)	(143,941)	(101,740)	(579,397)	(369,542)
Other investing activities	(422)	-	132	(1,338)	12,198
Net cash provided by (used in) investing activities	17,538	(259,495)	(15,684)	(600,969)	(558,178)
Cash flows from financing activities:
Proceeds from employee equity awards	3,638	14,026	13,956	39,817	37,006
Proceeds from convertible debt	-	-	-	-	373,750
Proceeds from mortgage and loans payable	5,770	16,853	795	121,581	29,474
Proceeds from senior notes	-	-	-	750,000	-
Repayment of capital lease and other financing obligations	(2,019)	(1,713)	(1,514)	(16,133)	(5,279)
Repayment of mortgage and loans payable	(88,930)	(11,049)	(16,593)	(558,007)	(51,118)
Capped call costs	-	-	-	-	(49,664)
Equity issuance costs	-	-	-	-	(2,795)
Debt issuance costs	-	(5)	(10)	(23,124)	(8,220)
Debt extinguishment costs	(4,448)	-	-	(4,448)	-
Other financing activities	-	-	444	-	444
Net cash provided by (used in) financing activities	(85,989)	18,112	(2,922)	309,686	323,598
Effect of foreign currency exchange rates on cash and cash equivalents	(748)	5,927	(995)	(4,804)	4,937
Net increase (decrease) in cash and cash equivalents	53,692	(122,193)	62,909	96,785	125,849
Cash and cash equivalents at beginning of period	389,149	511,342	283,147	346,056	220,207
Cash and cash equivalents at end of period	$442,841	$389,149	$346,056	$442,841	$346,056

Free cash flow (1)	$(35,743)	$(30,678)	$(19,098)	$(316,013)	$(30,028)

Adjusted free cash flow (2)	$(20,882)	$(30,678)	$(19,098)	$(187,863)	$(1,852)

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$122,891	$113,263	$82,510	$392,872	$355,492
Net cash provided by (used in) investing activities as presented above	17,538	(259,495)	(15,684)	(600,969)	(558,178)
Purchases, sales and maturities of investments, net	(176,172)	115,554	(85,924)	(107,916)	172,658
Free cash flow (negative free cash flow)	$(35,743)	$(30,678)	$(19,098)	$(316,013)	$(30,028)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions as presented below:

Free cash flow (as defined above)	$(35,743)	$(30,678)	$(19,098)	$(316,013)	$(30,028)
Less purchase of Switch and Data, less cash acquired	-	-	-	113,289	-
Less purchase of Upminster, less cash acquired	-	-	-	-	28,176
Less purchase of Amsterdam IBX property	14,861	-	-	14,861	-
Adjusted free cash flow (negative adjusted free cash flow)	$(20,882)	$(30,678)	$(19,098)	$(187,863)	$(1,852)

CONTACT:
Equinix Investor Relations Contacts:
Equinix, Inc.
Katrina Rymill, 650-598-6583
krymill@equinix.com
Jason Starr, 650-598-6020
jstarr@equinix.com
or
Equinix Media Contact:
LEWIS PR
Scott Blevins, 415-992-4400
equinixlewisus@equinix.com